UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2014

ALTISOURCE RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation

402 Strand Street

Frederiksted, United States Virgin Islands 00840-3531

(Address of principal executive offices including zip code)

(340) 692-1055

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors or Certain Officers:

On December 21, 2014, William C. Erbey notified the Board of Directors (the “Board”) of Altisource Residential Corporation (the “Company”) that he will step down from his position as Director and Chairman of the Board of Directors of the Company, effective January 16, 2015. Mr. Erbey is stepping down in connection with the Consent Order entered into by Ocwen Financial Corporation with the New York Department of Financial Services. There are no disagreements between Mr. Erbey and the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors has appointed David B. Reiner to replace Mr. Erbey as the Chairman of the Board of Directors, effective January 16, 2015. Since 2012, Mr. Reiner has been an independent Director, Chairman of the Compensation Committee and a member of the Audit Committee and Nomination/Governance Committee of the Board. Mr. Reiner will receive compensation of $50,000 per year for his service as Chairman of the Board of Directors, in addition to the compensation he receives for his services as a Director, Chairman of the Compensation Committee and member of the Audit Committee and Nomination/Governance Committee.

A copy of the press release announcing the foregoing resignation and appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated December 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Altisource Residential Corporation

Date: December 22, 2014	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary

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